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                                                                    EXHIBIT 10.C



             INDENTURE, dated as of May 13, 1998, between Oxford Health Plans, Inc. a Delaware corporation ("the Company") and The Chase Manhattan Bank, as trustee (the "Trustee").

              Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Senior Notes due 2005 (the "Series A Senior Notes") and the 11% Series B Senior Notes due 2005 (the "Series B Senior Notes" and, together with the Series A Senior Notes, the "Senior Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1 DEFINITIONS

         "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary or Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Senior Note, the rules and procedures of the Depository that apply to such transfer and exchange.

         "Asset Sale" means (i) the sale, lease (other than an operating lease), conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback, including any disposition by means of a merger, consolidation or similar transaction and including the issuance, sale or other transfer of any of the capital stock of any Restricted Subsidiary of such person) other than to the Company or to any of its Wholly Owned Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding) that have a fair market value (as determined in good faith by the Board of Directors of such Person) in excess of $2 million or for net cash proceeds in excess of $2 million); and (ii) the
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issuance of Equity Interests in any Restricted Subsidiaries or the sale of any Equity Interests in any Restricted Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to Section 5.1 hereof, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business and consistent with past practice, including, without limitation, the sale of any investments constituting a portion of an investment portfolio in the ordinary course of business and consistent with past practice, (c) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (d) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (e) Permitted Investments, (f) any cash dividend, distribution, Investment or payment made pursuant to the first or second paragraph of Section 4.10 hereof, (g) the sale or transfer of surplus or obsolete equipment in the ordinary course of business, (h) a pledge of all or any part of the Capital Stock of any Restricted Subsidiary or a Lien on any other property or asset of a Restricted Subsidiary permitted by the Indenture or
(i) Excluded Asset Sales.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended, to the extent the lease payments during such extension period are required to be capitalized on a balance sheet as a liability in accordance with GAAP).

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a limited liability company or similar entity, any membership or similar interests therein, (iii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iv) in the case of a partnership, partnership interests (whether general or limited) and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means: (i) U.S. Government Obligations or securities that
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would be U.S. Government Obligations if such securities were not callable or redeemable at the option of the issuer thereof, in each case maturing not more than one year after the date of acquisition; (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose debt is rated at the time as of which any investment therein is made, "A" (or higher) according to S&P or "Aa" (or higher) according to Moody's, or if neither S&P nor Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (iii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii), above entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (v) commercial paper having one of the two of the highest ratings obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition.

         "CEDEL" means Cedel Bank, societe anonyme.

         "Definitive Senior Notes" means Senior Notes that are substantially in the form of the Senior Note attached hereto as Exhibit A, that do not include the information or text called for by footnotes 1 and 3.

         "Change of Control" means such time as (i) the Company becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Permitted Holders has become, directly or indirectly, the "beneficial owner", by way of merger, consolidation or otherwise, of 51% or more of the voting power of the voting stock of the Company on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company (whether or not such securities are then currently convertible or exercisable), (ii) the sale, lease or transfer of all or substantially all of the assets of the Company to any person or group (other than the Permitted Holders), or (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or was approved by the Permitted Holders) cease for any reason to constitute a majority of the directors of the Company then in office.

         "Commission" means the Securities and Exchange Commission.

         "Consolidated Cashflow" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net
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Income for such period, plus (ii) to the extent deducted from Consolidated Net
Income for such period, (x) the Fixed Charges for such period, plus (y) non-cash dividends on the Company's preferred stock, plus (iii) Consolidated Income Taxes for such period, plus (iv) consolidated depreciation, amortization (including amortization of goodwill and other intangibles), depletion and other non-cash charges of the Company and its Restricted Subsidiaries required to be reflected as expenses on the books and records of the Company, minus (v) cash payments with respect to any nonrecurring, non-cash charges previously added back pursuant to clause (iv). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cashflow only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to the Company or one or its Restricted Subsidiaries, (iii) without duplication, (x) losses of any Restricted Subsidiary shall be excluded with respect to the calculation under Section 4.12 hereof, (y) Net Income of any Restricted Subsidiary shall be excluded with respect to the calculation under such covenant to the extent that such Net Income has not been dividended or distributed in cash to the Company, and (z) intercompany payments to the Company by the Restricted Subsidiaries shall be included in Net Income of the Company and intercompany payments by the Company to the Restricted Subsidiaries shall be deducted from Net Income with respect to the calculation under such covenant, (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) the cumulative effect of a change in accounting principles shall be excluded, and (vi) income or loss attributable to discontinued operations shall be excluded.

         "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Restricted Subsidiaries (less any revaluation or other write-up subsequent to the date of the Indenture in any such assets
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(other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of (a) the total liabilities of such Person and its consolidated Subsidiaries, plus (b) any Disqualified Stock of such Person or any consolidated Restricted Subsidiaries of such Person issued to any Person other than such Person or a wholly owned Restricted Subsidiary of such Person, in each case determined in accordance with GAAP.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Depositary" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in the Indenture as the Depositary with respect to the Senior Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of the Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is 91 days after the date that the Senior Notes mature.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Senior Notes.

         "Exchange Senior Notes" means the Series B Senior Notes to be issued in exchange for the Series A Senior Notes pursuant to the Registration Rights Agreement.

         "Excluded Asset Sales" means the sale of the capital stock or assets of American Psych Systems, Inc., Ralin Medical, Inc., Opticare Eye Health Centers, Inc., Oxford Health Plans (IL), Inc., Oxford Health Plan (FL), Inc., St. Augustine Health Care Inc. (Florida), the Medicaid businesses of Subsidiaries of Oxford in New Hampshire, New Jersey, New York, Florida and Pennsylvania, Oxford Specialty, Direct Script, Inc., Oxford On-Call, Inc., Oxford Health Centers, Inc., the Company's dental business and Collegiate Healthcare, Inc., in an aggregate amount of consideration not to exceed $55 million. To the extent the Company makes a Permitted Investment as described in
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clause (xiii) of the definition thereof, cash and Marketable Securities from
Excluded Asset Sales in an amount equal to such Investment shall be deemed proceeds from Asset Sales and subject to Section 4.10 hereof. To the extent the aggregate amount of consideration from Excluded Asset Sales received by the Company and its Restricted Subsidiaries equals or exceeds $55 million, such excess shall be deemed proceeds from Asset Sales and subject to Section 4.10 hereof.

         "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Term Loan Agreement) in existence on the date of the Indenture, until such amounts are repaid.

         "Euroclear" means Morgan Guaranty Trust Company of New York, the Brussels office, as operator of the Euroclear system.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), and (iv) all dividend payments, whether or not in cash, on any series of preferred stock of any such Person payable to a party other than the Company or a Wholly Owned Subsidiary, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cashflow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence,
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assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Consolidated Cashflow and Indebtedness of the Person which is the subject of any such acquisition (as well as any pro forma expense and cost reductions attributable thereto), and (ii) the Consolidated Cashflow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and Consolidated Cashflow shall reflect any pro forma expense and cost reductions relating to such discontinuance, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles in the United States which are in effect on the date of the Indenture.

         "Global Senior Notes" means, collectively, the U.S. Global Senior Note and the Reg S Global Senior Note.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Healthcare Service Business" means a business, the majority of whose revenues are derived from providing or arranging to provide or administering, managing or monitoring healthcare services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including, without limitation, the issuance of health insurance.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Senior Note is registered on the Registrar's books.

         "Indebtedness" means, with respect to any Person, any indebtedness of such
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Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person in each case, if held by any Person other than the Company or a Wholly Owned Subsidiary of the Company, and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. For the purposes of this definition, the "maximum fixed repurchase price" of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

         "Institutional Accredited Investor" means an entity which is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Investment Grade Securities" means: (i) U.S. Government Obligations;
(ii) any certificate of deposit, maturing not more than 270 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose debt is rated at the time as of which any investment therein is made, "A" (or higher) according to S&P or Moody's, or if neither S&P nor Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's, or if neither S&P nor Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (iv) any bankers acceptances or any money market deposit accounts, in each case, issued or offered by any commercial bank
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having capital and surplus in excess of $100 million or its equivalent in foreign currency, whose debt is rated at the time as of which any investment therein is made, "A" (or higher) according to S&P or Moody's, or if neither S&P nor Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (v) any other debt securities or debt instruments with a rating of "BBB -- " or higher by S&P, "Baa-3" or higher by Moody's, Class "2" or higher by the NAIC or the equivalent of such rating by S&P, Moody's or the NAIC, or if none of S&P, Moody's and the NAIC shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; and (vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

         "Issue Date" means the date on which Senior Notes are originally issued under the Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the principal Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreement.

         "Marketable Securities" means debt or equity securities that are registered and, in the case of debt securities, are rated in one of the four highest ratings by one or more nationally recognized rating agencies.
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         "Maturity Date" means May 15, 2005.

         "Minority Investment" means an Investment in an Equity Interest in a Person which Investment is held by the Company or a Restricted Subsidiary such that the Company and its Restricted Subsidiaries do not have more than 50% of the voting control over all outstanding Equity Interests in such Person.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "NAIC" means the National Association of Insurance Commissioners and its successors.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and, for purposes of clause
(b)(i) of Section 4.11 hereof, and for purposes of Section 4.12 hereof, before reduction for non-cash preferred stock dividends and for purposes of clause
(b)(ii) of Section 4.11 hereof, before reduction for preferred stock dividends, excluding in each case, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (iii) for purposes of Section 1.12 hereof, any capital contributions made or required to be made by the Company.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and net of any Purchase Money Obligations relating to the assets comprising such Asset Sale.

         "Non-Insurance Litigation" means claims, investigations, proceedings and litigation arising out of or relating to federal or state law relating to the purchase or sale of securities, including without limitation stockholders derivative actions.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, keepwell, makewell, agreement or instrument that would constitute Indebtedness) or (b) is directly or
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indirectly liable (as a guarantor or otherwise), (ii) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse against any of the assets of the Company or its Restricted Subsidiaries.

         "Note Custodian" means the Trustee, as custodian with respect to the Global Senior Notes, or any successor entity thereto.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Offering Memorandum dated May 7, 1998, relating to the Company's offering and placement of the Senior Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.5 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Oxford Specialty" means Oxford Specialty Holdings, Inc., Oxford Specialty Management, Inc., Specialty Management Company (NY) IPA, Inc., Specialty Management Company (PA) IPA, Inc., Specialty Management Company (NJ) IPA, Inc. and Specialty Management Company (CT) IPA, Inc.

         "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Senior Notes. Pari passu means equal to and without preference, each to the other.

         "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Permitted Holders" means TPG Oxford LLC and its Affiliates.

         "Permitted Investments" means (i) any Investments in the Company or in any of its Restricted Subsidiaries; (ii) any Investment in any Person that becomes a Restricted Subsidiary as a result of such Investment provided that the Company, after giving pro forma effect to such Investment, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof;
(iii) Investments in existence, or made pursuant to legally binding written commitments in existence, on the Issue Date; (iv) Investments in cash, Cash Equivalents and Investment Grade Securities; (v) loans or advances to employees made in the ordinary course of business; (vi) receivables owing to the Company or any Restricted Subsidiary in the ordinary course of business; (vii) repurchase agreements and reverse repurchase agreements entered into by a Restricted Subsidiary with any lender or any primary dealer of United States government securities relating to Investment Grade Securities maturing within one year from the date of acquisition thereof; provided, that the terms of any such agreement comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 and, in the case of a repurchase agreement with a primary dealer, a Restricted Subsidiary of the Company or its duly authorized custodian shall take possession of the obligations subject to such agreement; (viii) Investments in Hedging Obligations and other similar agreements or arrangements designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the value of Investments of the Company and its Restricted Subsidiaries, in each case to the extent permitted under the Indenture; (ix) accounts receivable created or acquired, and prepaid expenses arising, in the ordinary course of business; (x) the endorsements of negotiable instruments for collection or deposit in the ordinary course of business; (xi) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (xii) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (xiii) Investments in St. Augustine Health Care, Inc. made after the Issue Date in an amount not to exceed $6,000,000; (xiv) Investments in an aggregate amount not to exceed $2.5 million at any one time outstanding which shall be in addition to Investments which may be made pursuant to clauses (i) through (xiii) above).

         "Permitted Liens" means (i) Liens securing Indebtedness incurred pursuant to any credit agreement or credit facility that is permitted by the terms of the Indenture to be outstanding (including, without limitation, Liens securing Indebtedness incurred under the Term Loan Agreement); (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and such Liens do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the assets of the

Person so merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Indebtedness (to the extent permitted under the Indenture) of Unrestricted Subsidiaries; (ix) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (x) statutory Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xii) Purchase Money Liens (including extensions and renewals thereof); (xiii) interests of lessors in capital or operating leases; (xiv) Liens on deposits made in connection with hedging arrangements; (xv) Liens encumbering deposits made to secure obligations arising from statutory or regulatory, requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvi) prejudgment Liens and judgment Liens not giving rise to a Default or Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or so long as the period within which such proceeding may be initiated shall not have expired; and (xvii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations permitted under the Indenture that do not exceed $1 million in principal amount in the aggregate at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (including the issuance of Disqualified Stock in exchange for Disqualified Stock) of the Company or any of its Restricted Subsidiaries (other than Indebtedness under the Term Loan Agreement); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the outstanding principal amount (or then current accreted value, if applicable) and redemption premium of, plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principal Subsidiary" means Oxford Health Plans (NY), Inc., Oxford Health Plans (NJ), Inc., Oxford Health Plans (CT), Inc. and Oxford Health Insurance, Inc.

         "Public Equity Offering" means an underwritten public offering pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) filed with the Commission of Equity Interests other than Disqualified Stock of the Company or any successor to the Company.

         "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under the Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

         "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Qualified Insurance Payments" means payments made by third party insurers to the Company and the Restricted Subsidiaries in respect of Non-Insurance Litigation, less reimbursement payments required from the Company or its Restricted Subsidiaries in connection with such payments.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Indenture, by and among the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S under the Securities Act.

         "Representative" means the indenture trustee or other trustee, client or representative for any senior Indebtedness.

         "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Beneficial Interest" means any beneficial interest of a Participant or Indirect Participant in the U.S. Global Senior Note or the Reg S Global Senior Note.

         "Restricted Global Senior Note" means the U.S. Global Senior Note and the Reg S Global Senior Note, each of which shall bear the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Note Custodian" means the Trustee, as custodian for the Depository with respect to the Senior Notes in global form, or any successor entity thereto.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Term Loan Agreement" means, collectively, (i) that certain Term Loan Agreement, as in effect on the date of the Indenture, by and among the Company, the lenders that may be from time to time parties thereto and Donaldson, Lufkin & Jenrette Securities Corporation, as arranger, DLJ Capital Funding, Inc., as syndication agent, and IBJ Schroder Bank & Trust Company, as facility manager, together with all related guarantees, notes and collateral agreements, as the foregoing may from time to time be amended, renewed, supplemented, extended, substituted, replaced, refinanced, restructured or otherwise modified at the option of the parties thereto, including increases in the principal amount thereof and including successive substitutions, replacements and refinancings; and (ii) after the Term Loan Agreement has been terminated and all then outstanding Indebtedness thereunder or with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of (as designated by the Board of Directors of the Company in its sole judgment, and evidenced by a resolution) such Term Loan Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, extended, substituted, replaced, refinanced, restructured or otherwise modified, including increases in the principal amount thereof.

         "TPG Investment Agreement" means the Investment Agreement dated as of February 23, 1998 between TPG Oxford LLC and Oxford Health Plans, Inc.

         "TPG Securities" means the securities issued by the Company pursuant to the TPG Investment Agreement.

         "Transfer Restricted Senior Notes" means Senior Notes that bear or are required to bear the Private Placement Legend.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the Trust Indenture Act.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Senior Notes" means one or more Global Senior Notes that do not and are not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve or maintain any specified levels of profitability; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.12 hereof and (ii) no Default or Event of Default would be in existence following such designation.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required by applicable law to be held by third parties) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture.

SECTION 1.2 OTHER DEFINITIONS

                                                                   Defined
              Term                                              in Section
              ----                                              ----------

              "Affiliate Transaction"                                 4.16
              "Asset Sale Offer"                                       4.8
              "Asset Sale Offer Period"                                4.8
              "Asset Sale Offer Amount"                                4.8
              "Asset Sale Purchase Date"                               4.8
              "Bankruptcy Law"                                         6.1
              "Change of Control Offer"                                4.9
              "Change of Control Offer Period"                         4.9
              "Change of Control Payment"                              4.9
              "Change of Control Purchase Date"                        4.9
              "Covenant Defeasance"                                    8.3
              "Custodian"                                              6.1
              "Distribution Compliance Period"                         2.1
              "DTC"                                                    2.3
              "Event of Default"                                       6.1
              "Excess Proceeds"                                        4.8
              "Group of Subsidiaries"                                  6.1
              "incur"                                                 4.12
              "Interest"                                              2.13
              "Legal Defeasance"                                       8.2
              "Notice of Default"                                      6.1
              "Paying Agent"                                           2.3
              "Payment Default"                                        6.1
              "Private Placement Legend"                               2.6
              "Reg S Global Senior Note"                               2.1
              "Registrar"                                              2.3
              "Restricted Payments"                                   4.11
              "Senior Notes"                                      Preamble
              "Series A Senior Notes"                             Preamble

                                                                   Defined
              Term                                              in Section
              ----                                              ----------

              "Series B Senior Notes"                             Preamble
              "U.S. Global Senior Note"                                2.1

SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

              Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

              The following Trust Indenture Act terms used in this Indenture have the following meanings:

              "indenture securities" means the Senior Notes;

              "indenture security Holder" means a Holder of a Senior Note;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee;

              "obligor" on the Senior Notes means the Company and any successor thereto.

              All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.4 RULES OF CONSTRUCTION

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5) provisions apply to successive events and transactions; and

              (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2
                                THE SENIOR NOTES

SECTION 2.1 FORM AND DATING

         (a) The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A hereto. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided to the Trustee in writing by the Company. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof. The Series A Senior Notes and the Series B Senior Notes will be the same except that the Private Placement Legend will be omitted from the Series B Senior Notes.

         The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (b) Global Senior Notes. The Senior Notes offered and sold to (i) QIBs in reliance on Rule 144A shall be issued initially in the form of U.S. Global Senior Notes (the "U.S. Global Senior Notes") which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Senior Note Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Senior Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

         The Senior Notes being offered and sold in offshore transactions in reliance on Regulation S, if any, initially will be in the form of one or more registered, global book-entry notes without interest coupons (the "Reg S Global Senior Notes"). The Reg S Global Senior Notes will be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants at Euroclear and Cedel. During the 40-day period commencing on the day after the later of the offering date and the original Issue Date of the Senior Notes (the "Distribution Compliance Period"), beneficial interests in the Reg S Global Senior Note may be held only through the DTC participants for Euroclear or CEDEL, and, pursuant to DTC's procedures, Indirect Participants that hold a beneficial interest in the Reg S Global Senior Note will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Senior Notes. After the Distribution Compliance Period expires and upon receipt by the Trustee of an Officer's Certificate from the Company stating that such expiration has occurred, (i) beneficial interests in the Reg S Global Senior Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Senior Notes and (ii) beneficial interests in the U.S. Global

Senior Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Global Senior Notes, provided, in each case, that the certification requirements described below are complied with. The aggregate principal amount of the Reg S Global Senior Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         Each Global Senior Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Senior Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the Senior Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Reg S Global Senior Notes that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

         Except as set forth in Section 2.6 hereof, the Global Senior Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

         (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Senior Notes deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Senior Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Senior Note Custodian.

         Participants shall have no rights either under this Indenture with respect to any Global Senior Note held on their behalf by the Depository or by the Senior Note Custodian as custodian for the Depository or under such Global Senior Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Senior Note for all purposes whatsoever under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Senior Note.

         (d) Certificated Senior Notes. Senior Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

         (e) Provisions Applicable to Forms of Notes. The Senior Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Senior Notes, as conclusively evidenced by their execution of such Senior Notes. All Senior Notes will be otherwise substantially identical except as provided herein.

         Subject to the provisions of this Article 2, a Holder of a Global Senior Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Senior Notes.

         The Senior Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.2 EXECUTION AND AUTHENTICATION

         Two Officers shall sign the Senior Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

         A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in Exhibit A hereto.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Trustee shall authenticate Senior Notes for an original issue in the aggregate principal amount not to exceed $200,000,000 upon a written order of the Company in the form of an Officer's Certificate and an Opinion of Counsel in a form reasonably acceptable to the Trustee. The Officer's Certificate shall specify the amount of Senior Notes to be authenticated and the date on which they are to be authenticated.

         Upon receipt by the Trustee of an Officers' Certificate from the Company stating that a Registration Statement covering the Series A Senior Notes has become effective, together with a written order of the Company in the form of an Officers' Certificate requesting the authentication of the Exchange Senior Notes and an Opinion of Counsel relating to the Exchange Senior Notes, the Trustee shall authenticate the Exchange Senior Notes in like principal amount of Series A Senior Notes delivered for cancellation, in an amount not to exceed $200,000,000. Notwithstanding anything to the contrary contained herein, the aggregate principal amount of Series A Senior Notes, together with the aggregate principal amount of Exchange Senior Notes shall not exceed $200,000,000 at any time.

SECTION 2.3 REGISTRAR AND PAYING AGENT

         The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and
(ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints the Depository Trust Company ("DTC") to act as Depository with respect to the Global Senior Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Note Custodian with respect to the Global Senior Notes.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.5 HOLDER LISTS

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6 TRANSFER AND EXCHANGE

         (a) Transfer and Exchange of Global Senior Notes. The transfer and exchange of beneficial interests in Global Senior Notes shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Senior Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Senior Note in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.6. Transfers of beneficial interests in the Global Senior Notes to Persons required to take delivery thereof in the form of an interest in another Global Senior Note shall be permitted as follows:

              (i) U.S. Global Senior Note to Reg S Global Senior Note. If, at any time, an owner of a beneficial interest in a U.S. Global Senior Note deposited with the Depository (or the Senior Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Senior Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Reg S Global Senior Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Reg S Global Senior Note as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of
              (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Reg S Global Senior Note in an amount equal to the beneficial interest in the U.S. Global Senior Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository and the DTC participants for/or Euroclear or Cedel account to be credited with such increase, (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Senior Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, and (4) if requested by the Company or the Trustee, the delivery of an opinion of counsel, a certificate in the form of Exhibit B-1 hereto and/or other information satisfactory to them, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable U.S. Global Senior Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Reg S Global Senior Note by the principal amount at maturity of the beneficial interest in the U.S. Global Senior Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Reg S Global Senior Note equal to the reduction in the aggregate principal amount at maturity of the U.S. Global Senior Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Senior Note that is being exchanged or transferred.

              (ii) Reg S Global Senior Note to U.S. Global Senior Note. If, at any time, prior to the expiration of the Distribution Compliance Period, an owner of a beneficial interest in a Reg S Global Senior Note deposited with the Depository or with the Senior Note Custodian wishes to transfer its beneficial interest in such Reg S Global Senior Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Senior Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Senior Note as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from the DTC participants for/or Euroclear or Cedel, if applicable, and the Depository, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Senior Note equal to the beneficial interest in the Reg S Global Senior Note to be exchanged, such instructions to contain information regarding the Participant account with the Depository to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating that if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Reg S Global Senior Note reasonably believes that the Person acquiring such interest in a U.S. Global Senior Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of such Reg S Global Senior Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable U.S. Global Senior Note by the principal amount at maturity of the beneficial interest in the Reg S Global Senior Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depository, concurrently with such redemption, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global Senior Note equal to the reduction in the aggregate principal amount at maturity of such Reg S Global Senior Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Reg S Global Senior Note that is being exchanged or transferred.

              (iii) Restricted Global Senior Notes to Institutional Accredited Investor. If, at any time, an owner of a beneficial interest in a Restricted Global Senior Note deposited with the Depository (or the Senior Note Custodian) wishes to transfer its beneficial interest in such Restricted Global Senior Note to a Person who is an Institutional Accredited Investor, such owner shall, subject to the Applicable Procedures and the other provisions of this Section 2.6, exchange or cause the exchange of such interest for a Restricted Certificated Senior Note in like aggregate principal amount as provided in this Section 2.6(a)(iii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to exchange a beneficial interest in the Restricted Global Senior Note for a Restricted Certificated Senior Note in like aggregate principal amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the name in which such Certificated Senior Note shall be registered, and (3) a certificate in the form of Exhibit C hereto given by the proposed transferee, together, and, if the Company should so request, an Opinion of Counsel provided by the transferor or the transferee (a copy of which the Transferor attaches to such certificate), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act, then the Trustee, as Registrar, shall authenticate a Certificated Senior Note as registered in the name of the Person specified in such instructions, in an aggregate principal amount equal to the amount to be debited, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Senior Note that is being exchanged or transferred.

         (b) Transfer and Exchange of Certificated Senior Notes. When Certificated Senior Notes are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Senior Notes or to exchange such Certificated Senior Notes for an equal principal amount of Certificated Senior Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Senior Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

              (i) in the case of Certificated Senior Notes that are Transfer Restricted Senior Notes, such request shall be accompanied by the following additional information and documents, as applicable:

              (A) if such Transfer Restricted Global Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Global Note is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

              (B) if such Transfer Restricted Global Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

              (C) if such Transfer Restricted Global Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto), a certification substantially in the form of Exhibit C hereto, and, if requested by the Company, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act; or

              (D) if such Transfer Restricted Global Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (c) Transfer of a Beneficial Interest in a U.S. Global Senior Note or Reg S Global Senior Note for a Certificated Senior Note.

              (i) Any Person having a beneficial interest in a U.S. Global Senior Note or Reg S Global Senior Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Senior Note. Upon receipt by the Trustee of written instructions or such other form of written instructions as is customary for the Depository (or Euroclear or Cedel, if applicable), from the Depository or its nominee on behalf of any Person having a beneficial interest in a U.S. Global Senior Note or Reg S Global Senior Note, and, in the case of a Transfer Restricted Global Note, the following additional information and documents (all of which may be submitted by facsimile):

              (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

              (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

              (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto) and, if requested by the Company, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act; or

              (D) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the

                     Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Senior Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Senior Note Custodian, cause the aggregate principal amount of U.S. Global Senior Notes or Reg S Global Senior Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Senior Note in the appropriate principal amount.

              (ii) Certificated Senior Notes issued in exchange for a beneficial interest in a U.S. Global Senior Note or Reg S Global Senior Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Certificated Senior Notes to the Persons in whose names such Senior Notes are so registered. Following any such issuance of Certificated Senior Notes, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Senior Note to reflect the transfer.

         (d) Restrictions on Transfer and Exchange of Global Senior Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Senior Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (e) Authentication of Certificated Senior Notes in Absence of Depository. If at any time:

              (i) the Depository (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Senior Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (B) has ceased to be a clearing agency registered under the Exchange Act

              (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Senior Notes under this Indenture, or

              (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Senior Notes.

then the Company shall, execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Senior Notes in an aggregate principal amount equal to the principal amount of the Global Senior Notes in exchange for such Global Senior Notes.

         (f)  Legends.

              (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Senior Note certificate evidencing Global Senior Notes and Certificated Senior Notes (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

                     "THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SENIOR
                     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO THE COMPANY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL

                     AMOUNT OF SENIOR NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

              (ii) Upon any sale or transfer of a Transfer Restricted Global Note (including any Transfer Restricted Global Note represented by a Global Senior Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                     (A) in the case of any Transfer Restricted Global Note that is a Certificated Senior Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Global Note for a Certificated Senior Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Global Note upon receipt of a certification from the transferring holder substantially in the form of Exhibit B-4 hereto; and

                     (B) in the case of any Transfer Restricted Global Note represented by a Global Senior Note, such Transfer Restricted Global Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and
                           (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Global Note that is represented by a Global Senior Note for a Certificated Senior Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

              (iii) Upon any sale or transfer of a Transfer Restricted Global Note (including any Transfer Restricted Global Note represented by a Global Senior Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                     (A) in the case of any Transfer Restricted Global Note that is a Certificated Senior Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Global Note for a Certificated Senior Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Global Note; and

                     (B) in the case of any Transfer Restricted Global Note represented by a Global Senior Note, such Transfer Restricted Global Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and
                           (b) hereof.

              (iv) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Senior Notes in aggregate principal amount equal to the principal amount of the Restricted Beneficial Interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not (x) brokerdealers, (y) Persons participating in the distribution of the Series B Senior Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Certificated Senior Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Restricted Certificated Senior Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global

                     Senior Notes to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Senior Notes so accepted Certificated Senior Notes in the appropriate principal amount.

              Notwithstanding anything to the contrary contained herein, unless and until there is an effective Registration Statement covering the Senior Notes, the Company shall direct the Trustee in writing with respect to the removal of legends.

         (g) Cancellation and/or Adjustment of Global Senior Notes. At such time as all beneficial interests in Global Senior Notes have been exchanged for Certificated Senior Notes, redeemed, repurchased or cancelled, all Global Senior Notes shall be cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Senior Note is exchanged for Certificated Senior Notes, redeemed, repurchased or cancelled, the principal amount of Senior Notes represented by such Global Senior Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Note, by the Trustee or the Senior Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (h)  General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Senior Notes and Certificated Senior Notes at the Registrar's request.

              (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.10, 4.14 and
                     9.5 hereto).

              (iii) All Global Senior Notes and Certificated Senior Notes issued upon any registration of transfer or exchange of Global Senior Notes or Certificated Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Senior Notes or Certificated Senior Notes surrendered upon such registration of transfer or exchange.

              (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Senior Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Senior Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part, or (C) to register the transfer of or to exchange a Senior Note between a record date and the next succeeding interest payment date.

              (v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Global Senior Notes and Certificated Senior Notes in accordance with the provisions of Section 2.2 hereof.

                     Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty whatsoever to monitor compliance with federal or state securities laws.

SECTION 2.7 REPLACEMENT OF SENIOR NOTES

         If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements are met. The Trustee and the Company shall require an indemnity bond to be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company may charge for its expenses in replacing a Senior Note.

         Every replacement Senior Note is a replacement obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Notes duly issued hereunder.

SECTION 2.8 OUTSTANDING SENIOR NOTES

         The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

         If a Senior Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

         If the principal amount of any Senior Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 TREASURY SENIOR NOTES

         In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Trustee receives an Officer's Certificate stating that such Senior Notes are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY SENIOR NOTES

         Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes upon a written order of the Company signed by two Officers of the Company. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes.

         Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION

         The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Senior Notes shall be delivered to the

Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 DEFAULTED INTEREST

         If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 RECORD DATE

         The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14 COMPUTATION OF INTEREST

         Interest on the Senior Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15 CUSIP NUMBER

         The Company in issuing the Senior Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.1 NOTICES TO TRUSTEE

         If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

SECTION 3.2 SELECTION OF SENIOR NOTES TO BE REDEEMED

         If less than all of the Senior Notes are to be redeemed at any time, selection of the Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.3 NOTICE OF REDEMPTION

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

         The notice shall identify the Senior Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

         (d) the name and address of the Paying Agent;

         (e) that Senior Notes called for redemption (other than a Global Senior
Note) must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION

         Once notice of redemption is mailed in accordance with Section 3.3 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5 DEPOSIT OF REDEMPTION PRICE

         On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest, if any, on and Liquidated Damages, if any, on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.1 hereof.

SECTION 3.6 SENIOR NOTES REDEEMED IN PART

         Upon surrender of a Senior Note (other than a Global Senior Note) that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Senior Note.

SECTION 3.7 OPTIONAL REDEMPTION

         (a) Except as set forth in clauses (b) and (c) of this Section 3.7, the Senior Notes shall not be redeemable at the Company's option prior to May 15, 2002. Thereafter, the Senior Notes shall be subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Senior Notes to be redeemed at the following redemption prices (expressed as percentages of principal amount thereof) if redeemed during the twelve-month period beginning on May 15, 2002 of each of the years indicated below, in each case together with any accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

             YEAR                      PERCENTAGE

             2002                       105.500%
             2003                       102.750%
             2004 and thereafter        100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time on or before May 15, 2001, the Company may (but shall not have the obligation to) redeem for cash up to 33-1/3% of the original aggregate principal amount of the Senior Notes at a redemption price of 111% of the principal amount thereof, in each case plus any accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least 66-2/3% of the original aggregate principal amount of the Senior Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

         (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8 NO MANDATORY REDEMPTION

         Except as set forth in Section 4.9 and Section 4.10, the Company shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes prior to the Maturity Date.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1 PAYMENT OF SENIOR NOTES

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company shall promptly notify the Trustee of a Registration Default (as defined in the Registration Rights Agreement) under the Registration Rights Agreement and any cure thereof by delivery of an Officers' Certificate setting forth the Liquidated Damages due for $1,000 in aggregate principal amount.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the principal Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3 hereof.

SECTION 4.3 CORPORATE EXISTENCE

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.4 MAINTENANCE OF PROPERTIES AND INSURANCE

         (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.4 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

         (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Subsidiaries, to the extent such Subsidiaries maintain operations, to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size.

SECTION 4.5 COMPLIANCE WITH LAWS

         The Company shall comply, and shall cause each of its respective Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.6 REPORTS

         (a) Whether or not required by the Exchange Act or the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Company shall furnish to all Holders of Senior Notes within 15 days after it is or would have been required to file such with the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-K, 10-Q or 8-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the independent public accountants of the Company. In addition, whether or not required by the rules and regulations of the Commission, the Company will file copies of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will promptly make such information available to securities analysts and prospective investors upon request.

         (b) For so long as any Senior Notes remain outstanding, the Company will furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act.

SECTION 4.7 TAXES

         The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.8 STAY, EXTENSION AND USURY LAWS

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.9 CHANGE OF CONTROL

              Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

              The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Senior Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made on the Senior Notes.

              If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Change of Control Offer.

              Upon the commencement of a Change of Control Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

              (a) that the Change of Control Offer is being made pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

              (b) the purchase price and the Change of Control Purchase Date;

              (c) that any Senior Note which is not validly tendered or are otherwise not accepted for payment shall continue to accrete or accrue interest;

              (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

              (e) that Holders electing to have a Senior Note purchased pursuant to any Change of Control Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date; and

              (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased.

              On the Change of Control Purchase Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Notes so validly tendered and not properly withdrawn the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

SECTION 4.10 ASSET SALES AND EXCLUDED ASSET

              The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee upon which the Trustee may conclusively rely) and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of any liabilities (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for the purposes of clause (ii).

         The Company will cause its Restricted Subsidiaries to transfer to the Company all consideration received by the Restricted Subsidiaries from Asset Sales and Excluded Asset Sales as promptly as practicable, except in the case of Asset Sales to the extent the proceeds thereof are applied as set forth in clause (a)(iii) or (b) of the immediately following paragraph.

              Within 364 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as applicable) may (a) apply such Net Proceeds (i) to make an investment in, to make a capital expenditure relating to, or to acquire other tangible assets in, the commercial group health benefit business in New York, New Jersey, or Connecticut, (ii) to the reduction of Indebtedness under the Term Loan Agreement or the permanent reduction of any other Pari Passu Indebtedness of the Company or the permanent reduction of any long-term Indebtedness of a Restricted Subsidiary, or (iii) to make capital contributions to regulated Restricted Subsidiaries covering commercial lives operating in New York, New Jersey or Connecticut which contributions are required by law or requested in writing to be made by the appropriate state regulatory authorities or (b) with respect to Net Proceeds received from an Asset Sale by a regulated Restricted Subsidiary which are not permitted by appropriate state regulatory authorities to be distributed or otherwise transferred, retain such Net Proceeds as capital of such regulated Restricted Subsidiary. Any Net Proceeds from Asset Sales that are not applied or invested or committed to be applied or invested, as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds". On the earlier of (i) the 365th day after an Asset Sale or (ii) such date as the Board of the Company or the Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale in the manner set forth above, if the aggregate amount of Excess Proceeds exceeds $20 million, the Company will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the

Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

              The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Senior Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Senior Notes validly tendered and not properly withdrawn in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made on the Senior Notes.

              If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a) that the Asset Sale Offer is being made pursuant to this covenant and the length of time the Asset Sale Offer shall remain open;

              (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

              (c) that any Senior Note which are not validly tendered or are not otherwise accepted for payment shall continue to accrete or accrue interest;

              (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

              (e) that Holders electing to have a Senior Note purchased pursuant to any

         Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

              (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

              (g) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (h) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

              On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Senior Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Senior Notes validly tendered and not properly withdrawn, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes pursuant to any Asset Sale Offer.

              The Company agrees that (i) a sale of the stock or assets of FPA Medical

Management, Inc. shall be for cash only, (ii) at least 50% of the consideration received by the Company or a Restricted Subsidiary from the sale of stock or assets of Oxford Specialty and Oxford Health Plans (NH), Inc. shall be cash or Marketable Securities, (iii) there shall be no restrictions on the consideration received by the Company and its Restricted Subsidiaries from the sale of the stock or assets of or Indebtedness issued by a Minority Investment or the New York, New Jersey, Florida or Pennsylvania Medicaid business, Oxford Health Plans
(IL), Inc. or Oxford Health Plans (FL), Inc. and (iv) the consideration received by the Company and its Restricted Subsidiaries from all other Excluded Asset Sales shall be cash. The Company and its Restricted Subsidiaries will sell all such Marketable Securities for cash no later than the earlier of 60 days from receipt and the termination or expiration of any governmental limitation of such sale.

SECTION 4.11 RESTRICTED PAYMENTS

              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company or dividends payable in preferred stock in accordance with the TPG Investment Agreement as in effect on the closing date); or make any payment (other than in Equity Interests (other than Disqualified Stock)) in connection with any settlement or resolution of any Non-Insurance Litigation involving the Company or any of its Restricted Subsidiaries (excluding Qualified Insurance Payments); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) prepay, purchase, redeem, defease or otherwise acquire or retire for value prior to its stated maturity any Indebtedness that is subordinated to the Senior Notes; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

              (b) (i) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made would have been at least 2.25 to 1; and (ii) such Restricted Payment when taken together with all other Restricted Payments relating to such period shall not exceed 50% of Consolidated Net Income of the Company for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made.

              The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the making of any Restricted Payment (other than the payment of a dividend) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of the Company (other than any Disqualified Stock); (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from (X) an incurrence of Permitted Refinancing Indebtedness or
(Y) the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock);
(v) an exchange of Disqualified Stock for Disqualified Stock that constitutes Permitted Refinancing Indebtedness; and (vi) any dividend or other distribution made by any Wholly Owned Subsidiary of the Company to another Wholly Owned Subsidiary of the Company or to the Company; provided, however, that in the case of any transaction described in clauses (ii) through (vi) no Default or Event of Default will have occurred and be continuing immediately after such transaction.

              The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default. For purposes of making such determination, all outstanding Investments after the Issue Date by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

              The amount of all Restricted Payments (other than cash) will be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee upon which the Trustee may conclusively rely) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.12 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof.

              The foregoing provisions will not apply to:

              (i) the incurrence by the Company of Indebtedness under the Term Loan Agreement (and any guarantees by the Company's Subsidiaries with respect thereto) provided that the aggregate principal amount of all Indebtedness outstanding under the Term Loan Agreement does not, at any time, exceed $150 million;

              (ii) the incurrence by the Company of Indebtedness represented by the Senior Notes;

              (iii)  all Existing Indebtedness;

              (iv) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Purchase Money Obligations or similar financing transactions relating to its properties, assets and rights acquired after the Issue Date, provided that the aggregate principal amount of such Indebtedness under this clause does not exceed 100% of the cost of such properties, assets and rights;

              (v) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of such entity that was permitted by the Indenture to be incurred;

              (vi) the incurrence by the Company or any Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries;

         provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

              (vii) the incurrence, assumption or creation of Hedging Obligations of the Company or a Restricted Subsidiary pursuant to interest rate protection obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 100% of the aggregate principal amount of the Indebtedness covered by such interest rate protection obligations;

              (viii) the incurrence by the Company or any Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

              (ix) the incurrence by the Company or any Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiaries in the ordinary course of business;

              (x) the incurrence or assumption by the Company or any Restricted Subsidiaries of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed by the Company or a Restricted Subsidiary in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition or otherwise; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

              (xi) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in an aggregate principal amount of up to $50 million which shall be in addition to amounts which may be incurred pursuant to clauses (i) through (x) above.

              Notwithstanding any other provision of this covenant, a guarantee of Indebtedness permitted by the terms of the Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

              In the event that Indebtedness falls within more than one category of permitted Indebtedness under the Indenture, the Company will determine the applicable category and such Indebtedness will only be counted once. If Indebtedness is issued at less than the principal amount thereof, the amount of such Indebtedness for purposes of the above limitations shall equal the amount of the liability as determined in accordance with GAAP. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.13 SALE AND LEASEBACK TRANSACTIONS

              The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.14 hereof, (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee upon which the Trustee can conclusively rely) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.10 hereof.

SECTION 4.14 LIENS

              The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, or upon any income or profits therefrom, or assign or convey any right to receive income therefrom, unless contemporaneously therewith effective provision is made to secure the Indebtedness under this Indenture and the Senior Notes on an equal and ratable basis with (or prior to in the case of Liens with respect to obligations subordinated to the Senior Notes) the Indebtedness so secured for so long as such Indebtedness is secured by such Lien.

SECTION 4.15 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
             SUBSIDIARIES

              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Term Loan Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Term Loan Agreement as in effect on the date of the Indenture, (c) the Indenture and the Senior Notes, (d) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) customary non-assignment provisions in licenses, leases and agreements relating to intellectual property entered into in the ordinary course of business and consistent with past practices, (g) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of the Indenture, provided that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien, (h) any law or any governmental regulation or order or pursuant to any agreement or understanding with any regulatory body or agency; provided that, if such order would prevent the Company from making a payment under the Indenture, the Company has used its reasonable efforts to have any such order diminished or removed by any regulator authorized to do so and to obtain any exemptive orders from the relevant regulator with respect to such encumbrance or restriction to the extent such exemptive orders are reasonably practicable under applicable laws and regulations, or (i) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

SECTION 4.16 TRANSACTIONS WITH AFFILIATES

              The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is in the ordinary course of business, (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties and (iii) the Company delivers to the

Trustee (a) with respect to any Affiliate Transaction entered into after the date of the Indenture involving aggregate consideration in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm or appraisal firm of national standing; provided that the following will not be deemed to be Affiliate Transactions; (u) the transactions contemplated by the TPG Investment Agreement and the TPG Securities or any exchange of Disqualified Stock under paragraph (v) of Section 4.12 hereof or amendment to the Certificates of Designations in lieu of any such exchange;
(v) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers and directors of the Company or any Restricted Subsidiary as determined in good faith by the appropriate Board of Directors or senior management; (w) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture and which comply with the terms of clause (ii) above; (x) transactions constituting Permitted Investments; (y) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary (including, without limitation, any such employment agreements entered into prior to the date of the Indenture) and (z) transactions between or among the Company and/or its Restricted Subsidiaries.

SECTION 4.17 LINE OF BUSINESS

              The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than (i) the Healthcare Service Business and such business activities incidental or related thereto and (ii) acting as a holding company for companies engaged in the businesses specified in
(i) above.

SECTION 4.18 LIMITATION AS TO UNRESTRICTED SUBSIDIARIES

              The Company will not permit any Unrestricted Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company or a Restricted Subsidiary subject to Section 4.12 hereof. The Company and its Restricted Subsidiaries will not designate, create or purchase any Unrestricted Subsidiary, unless the Board of Directors of the Company shall have made a determination (as set forth in the resolution approving such designation, creation or purchase) that the designation, creation and operation of the Unrestricted Subsidiary is not reasonably expected to materially and adversely affect the financial condition, business, or operations of the Company and its Restricted Subsidiaries taken together as a whole (which resolution shall be conclusive evidence of compliance with this provision).

SECTION 4.19 LIMITATION ON SALE OF STOCK OR ASSETS OF PRINCIPAL SUBSIDIARIES

              Except for a transaction subject to the provisions of Section 5.1 hereof, or a transaction described under the definition of "Excluded Asset Sales" in Section 1.1 hereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, sell, transfer, convey or otherwise dispose of (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company) any Capital Stock of a Principal Subsidiary or any securities convertible into or warrants, rights or options to subscribe for Capital Stock of any Principal Subsidiary, and the Company will not permit any Principal Subsidiary to issue, sell, transfer, convey or otherwise dispose of (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company) any of its Capital Stock or securities convertible into or rights, warrants or options to subscribe for its Capital Stock or sell, transfer, convey or otherwise dispose of any of its group contracts or subscriber contracts relating to commercial group health benefit plans.

SECTION 4.20 PAYMENTS FOR CONSENTS

              Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21 LIMITATIONS ON ISSUANCE OF GUARANTEES

              The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee or secure any Pari Passu Indebtedness (other than the Term Loan Agreement) or any Subordinated Indebtedness unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Trustee providing for the guarantee of the payment of the Senior Notes by such Restricted Subsidiary; provided that, in the case of any Subordinated Indebtedness, the guarantee of the Senior Notes is senior to any guarantee of such Subordinated Indebtedness. Notwithstanding the foregoing, any such guarantee by a Restricted Subsidiary of the Senior Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (i) the release or discharge of such guarantee of payment of Pari Passu Indebtedness or any Subordinated Indebtedness, as applicable, or (ii) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture, including, without limitation, the provisions of Section 5.1 hereof.

SECTION 4.22 COMPLIANCE CERTIFICATE

              (a) the Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.6(a) hereof shall be accompanied by a written statement of the independent public accountants of the Company (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof (except that, such written statement need not address the Company's compliance with the provisions of Sections 4.02 or 4.14 hereof) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) the Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1 MERGER, CONSOLIDATION OR SALE OF ASSETS

              The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of one of the states of the United States or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default shall occur and be continuing or result as a consequence thereof; (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof; (v) if any of the property or assets of the Company would thereupon become subject to any Lien, the outstanding Senior Notes shall be secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, unless the Company could create such Lien without equally and ratably securing the Senior Notes; and (vi) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED

              Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "the Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT

              An "Event of Default" occurs if:

              (A) the Company defaults in the payment of interest on, or Liquidated Damages with respect to, any Senior Note when the same becomes due and payable and the Default continues for a period of 30 days;

              (B) the Company defaults in the payment of the principal of or premium, if any, on any Senior Note when the same becomes due and payable at maturity, upon redemption or otherwise;

              (C) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.9, 4.10, 4.11 or 5.1 hereof;

              (D) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Notes or this Indenture and the Default continues for a period of 30 days after the notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Senior Notes;

              (E) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Wholly Owned Subsidiary, whether such Indebtedness or guarantee exists on the date of this Indenture or shall be created thereafter, which default (a) is caused by a failure to pay when due (after giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

              (F) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged or unpaid or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged and unpaid judgments exceeds $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing);

              (G) the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, together taken (as of the latest audited consolidated financial statement for the Company and its Subsidiaries), would constitute a Significant Subsidiary (a "Group of Subsidiaries"), pursuant to or within the meaning of any Bankruptcy
         Law:

                   (a)  commences a voluntary case,

                   (b) consents to the entry of an order for relief against it in an involuntary case,

                   (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                   (d) makes a general assignment for the benefit of its creditors, or

                   (e)  generally is not paying its debts as they become due; or

              (H) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (a) is for relief against the Company or any Significant Subsidiary or Group of Subsidiaries in an involuntary case, or

                   (b) appoints a Custodian of the Company or any Significant Subsidiary or Group of Subsidiaries or for all or substantially all of the property of the Company or any Significant Subsidiary or Group of Subsidiaries, or

                   (c) orders the liquidation of the Company or any Significant Subsidiary or Group of Subsidiaries,

                   (d) and in each case the order or decree remains unstayed and in effect for 30 consecutive days.

              The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

              An Event of Default shall not be deemed to have occurred under clause (C), (E) or (F) until a Responsible Officer of the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have obtained actual knowledge of such Event of Default. The notice referred to in clause (D) must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2 ACCELERATION

              If an Event of Default (other than an Event of Default specified in clauses (G) or (H) of Section 6.1 relating to the Company, any Significant Subsidiary or any Group of Subsidiaries) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Senior Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest and Liquidated Damages, if any, on all the Senior Notes to be due and payable. Upon such declaration the principal and interest and Liquidated Damages, if any, shall be due and payable immediately (together with the premium referred to in Section 6.1, if applicable). If an Event of Default specified in clause (G) or
(H) of Section 6.1 relating to the Company, any Significant Subsidiary or any Group of Subsidiaries occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

              In the event of a declaration of acceleration of the Senior Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness specified in clause (E) of Section 6.1 hereof, the declaration of acceleration of the Senior Notes shall be automatically annulled if the holders of any Indebtedness specified in clause (E) of Section
6.1 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Senior Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Senior Notes that became due solely because of the acceleration of the Senior Notes, have been cured or waived.

SECTION 6.3 OTHER REMEDIES

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 WAIVER OF PAST DEFAULTS

              Subject to Section 6.7 and Section 9.2, Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5 CONTROL BY MAJORITY

              Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

SECTION 6.6 LIMITATION ON SUITS

              A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

              (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

              (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.7 RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE

              If an Event of Default specified in Section 6.1(A) or (B) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES

              If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11 UNDERTAKING FOR COSTS

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1 DUTIES OF TRUSTEE

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b)  Except during the continuance of an Event of Default:

                        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (iii) the Trustee shall not be liable with respect to
              any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

              (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

              (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

              (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 RIGHTS OF TRUSTEE

              (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

              (e) Unless otherwise specifically provided in this Indenture and subject to Section 7.2(b), any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

              (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(A) (other than with respect to Liquidated Damages ) or 6.1(B), or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

              (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE

              The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4 TRUSTEE'S DISCLAIMER

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Senior Notes or the Offering Memorandum, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 NOTICE OF DEFAULTS

              If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES

              Upon qualification of this Indenture and as required by the Trust Indenture Act, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

              A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Senior Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.7 COMPENSATION AND INDEMNITY

              The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

              The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture and any other termination including a termination under any bankruptcy laws.

              To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(G) or 6.1(H) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

              The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8 REPLACEMENT OF TRUSTEE

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

              The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a) the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a Custodian or public officer takes charge of the Trustee or its property; or

              (d) the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              If a successor Trustee does not take office within 60 days after the retiring Trustee notifies the Company of its resignation is removed, the retiring Trustee, the Company, or the Holders of Senior Notes of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, together with the payment of all amounts due and owing to the retiring Trustee under Section
7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION

              There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY

              The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

              The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Notes when such payments are due, (b) the Company's obligations with respect to such Senior Notes under Article 2 and
Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3 COVENANT DEFEASANCE

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and Section 5.1(iv), (v),
(vi) hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section

8.4 hereof, Sections 6.1(E) and 6.1(F) hereof shall not constitute Events of Default.

SECTION 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

              The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Senior Notes:

              In order to exercise either Legal Defeasance or Covenant
Defeasance:

              (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Senior Notes on the stated maturity date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

              (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee (1) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee (1) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(G) or 6.1(H) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

              (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST;
            OTHER MISCELLANEOUS PROVISIONS

              Subject to Section 8.6 hereof, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof.

              Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6 REPAYMENT TO THE COMPANY

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7 REINSTATEMENT

              If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Obligations in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8 SURVIVAL OF CERTAIN OBLIGATIONS

              Notwithstanding the satisfaction and discharge of this Indenture and of the Senior Notes referred to in Sections 8.1, 8.2, 8.3, and 8.4 hereof, the respective obligations of the Company and the Trustee under Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7 and 8.7 hereof shall survive until the Senior Notes are not longer outstanding, and thereafter the obligations of the Company and the Trustee under Section 7.7 and 8.7 shall survive. Nothing contained in this Article Eight shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES

              Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Senior Notes without the consent of any Holder of a Senior Note:

              (a) to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

              (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

              (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any such Holder of the Senior Notes; or

              (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act or to provide for the succession of a Successor Trustee.

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2 WITH CONSENT OF HOLDERS OF SENIOR NOTES

              Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.9 and 4.11 hereof) and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this

Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

              It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder):

              (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes, except as provided above with respect to Sections 4.9 and 4.10 hereof;

              (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Senior Note;

              (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on or Liquidated Damages, if any, with respect to the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

              (e) make any Senior Note payable in money other than that stated in the

         Senior Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium or Liquidated Damages, if any, or interest on the Senior Notes;

                  (g) waive a redemption payment with respect to any Senior Note; or

                  (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5  NOTATION ON OR EXCHANGE OF SENIOR NOTES

                  The Company may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 10.4, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company subject to customary exceptions.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.1  TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.2 NOTICES

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company:
Oxford Health Plans, Inc.
800 Connecticut Avenue
Norwalk, Connecticut  06854
Attention:  General Counsel
Telephone No.:  (203) 852-1442
Telecopier No.: (203) 852-2465

If to the Trustee:
The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York 10001-2697
Attention: Global Trust Services
Telephone No.:  (212) 946-3084
Telecopier No.: (212) 946-8161/8162

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3  COMMUNICATION BY HOLDERS OF SENIOR NOTES
              WITH OTHER HOLDERS OF SENIOR NOTES

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Persons making such certificate or opinion have read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Persons, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

SECTION 10.6  RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
         EMPLOYEES AND STOCKHOLDERS

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

SECTION 10.8  GOVERNING LAW

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SENIOR NOTES.

SECTION 10.9 AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES

                  By the execution and delivery of this Indenture or any amendment or supplement hereto, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "Process Agent") currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Indenture or the Senior Notes or brought under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in The City of New York, New York, and acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 10.9 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 10.9. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Senior Note, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 10.9.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Senior Notes, to the extent permitted by law.

SECTION 10.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.11  SUCCESSORS

                  All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.12  SEVERABILITY

                  In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.13  COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.14  TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.

(SEAL)                                      OXFORD HEALTH PLANS, INC.

                                            By:
                                                     Name:
                                                     Title:

(SEAL)                                      THE CHASE MANHATTAN BANK, as Trustee

                                            By:
                                                     Name:
                                                     Title:

                         (Face of Senior Note)                         Exhibit A

[Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co.] or such other entity as may be requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO THE COMPANY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON


(1) This paragraph should be included only if the Senior Note is issued in global form.

AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.(2)

                        11% [Series A] [Series B] Senior

                                 Notes due 2005

                            OXFORD HEALTH PLANS, INC.

CUSIP No.

No.                                                                 $___________

                  OXFORD HEALTH PLANS, INC. promises to pay to _______________

or registered assigns, the principal sum of             Dollars on May 15, 2005.

           Interest Payment Dates:  May 15 and November 15

           Record Dates:  May 1 and November 1

         Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


(2) This paragraph should be removed upon the exchange of Series A Senior Notes for Series B Senior Notes in the Exchange Offer or upon the registration of Series A Senior Notes pursuant to the terms of the Registration Rights Agreement.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, and its corporate seal to be hereunto affixed, as of the date written below.

                                                     OXFORD HEALTH PLANS, INC.

(SEAL)                                               By:
                                                       Name:
                                                       Title:

                                                     By:
                                                       Name:
                                                       Title:

Dated:

Certificate of Authentication:
This is one of the Senior Notes
referred to in the within-mentioned
Indenture:

THE CHASE MANHATTAN BANK
as Trustee

By:_________________________________
           Authorized Signatory

                            (Reverse of Senior Note)

                        11% [Series A] [Series B] Senior
                                 Notes due 2005

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. Oxford Health Plans, Inc., a Delaware corporation ("the Company"), promises to pay interest on the principal amount of this Senior Note at 11% per annum from May 13, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on May 15 and November 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Senior Notes (except defaulted interest) and Liquidated Damages (as defined below), if any, to the Persons who are registered Holders of Senior Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages on, all Global Senior Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company and the Paying Agent prior to the applicable Record Date for such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Senior Notes under an Indenture dated as of May 13, 1998 ("Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured obligations of the Company limited to $200.0 million in aggregate principal amount.

                  5.  Optional Redemption.

                  (a) Except as set forth in clauses 5(b) and (c) of this Senior Note, the Senior Notes shall not be redeemable at the Company's option prior to May 15, 2002. Thereafter, the Senior Notes shall be subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Senior Notes to be redeemed at the following redemption prices (expressed as percentages of principal amount thereof) if redeemed during the twelve-month period beginning on May 15, 2002 of each of the years indicated below, in each case together with any accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

             YEAR                       PERCENTAGE

             2002                       105.500%
             2003                       102.750%
             2004 and thereafter        100.000%

                  (b) Notwithstanding the provisions of clause 5(a) of this Senior Note, at any time on or before May 15, 2001, the Company may (but shall not have the obligation to) redeem for cash up to 33-1/3% of the original aggregate principal amount of the Senior Notes at a redemption price of 111% of the principal amount thereof, in each case plus any accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least 66-2/3% of the original aggregate principal amount of the Senior Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

                  (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, on and after the redemption date interest ceases to accrue on Senior Notes or portions thereof called for redemption.

                  6.  Mandatory Redemption.

                  Except as contemplated by clause 7 below, the Company shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes prior to the maturity date.

                  7.  Repurchase at Option of Holder.

                  (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

                  On the Change of Control Purchase Date, the Company will, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so validly tendered and not properly withdrawn the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

                  (b) The Company shall not, and shall not permit any of its Restricted

Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of any liabilities (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for the purposes of clause (ii).

         The Company shall cause its Restricted Subsidiaries to transfer to the Company all consideration received by the Restricted Subsidiaries from Asset Sales and Excluded Asset Sales as promptly as practicable, except in the case of Asset Sales to the extent the proceeds thereof are applied as set forth in clause (a)(iii) or (b) of the immediately following paragraph.

         Within 364 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as applicable) may (a) apply such Net Proceeds (i) to make an investment in, to make a capital expenditure relating to, or to acquire other tangible assets in, the commercial group health benefit business in New York, New Jersey, or Connecticut, (ii) to the reduction of Indebtedness under the Term Loan Agreement or the permanent reduction of any other Pari Passu Indebtedness of the Company or the permanent reduction of any long-term Indebtedness of a Restricted Subsidiary, or (iii) to make capital contributions to regulated Restricted Subsidiaries covering commercial lives operating in New York, New Jersey or Connecticut which contributions are required by law or requested in writing to be made by the appropriate state regulatory authorities or (b) with respect to Net Proceeds received from an Asset Sale by a regulated Restricted Subsidiary which are not permitted by appropriate state regulatory authorities to be distributed or otherwise transferred, retain such Net Proceeds as capital of such regulated Restricted Subsidiary. Any Net Proceeds from Asset Sales that are not applied or invested or committed to be applied or invested, as provided in the preceding sentence of this paragraph shall be deemed to constitute "Excess Proceeds". On the earlier of (i) the 365th day after an Asset Sale or (ii) such date as the Board of the Company or the Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale in the manner set forth above, if the aggregate amount of Excess Proceeds exceeds $20 million, the Company shall be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the

Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  The Company agrees that (i) a sale of the stock or assets of FPA Medical Management, Inc. shall be for cash only, (ii) at least 50% of the consideration received by the Company or a Restricted Subsidiary from the stock or assets of Oxford Specialty and Oxford Health Plans (NH), Inc. shall be cash or Marketable Securities, (iii) there shall be no restrictions on the consideration received by the Company and its Restricted Subsidiaries from the sale of the stock or assets of or Indebtedness issued by a Minority Investment or the New York, New Jersey, Florida or Pennsylvania Medicaid business, Oxford Health Plans (IL), Inc. or Oxford Health Plans (FL), Inc. and (iv) the consideration received by the Company and its Restricted Subsidiaries from all other Excluded Asset Sales shall be cash. The Company and its Restricted Subsidiaries will sell all such Marketable Securities for cash no later than the earlier of 60 days from receipt and the termination or expiration of any governmental limitation of such sale.

                  8. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  9. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

                  10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the succession of a successor Trustee.

                  11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by the Company to comply with Sections 4.9, 4.10, 4.11 or 5.1 of the Indenture; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on the date of the Indenture, or is created thereafter, which default (a) is caused by a failure to pay when due (after giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid or discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the Senior Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the first sentence of this paragraph, the declaration of acceleration of the Senior Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the first sentence of this paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Senior Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Senior Notes that became due solely because of the acceleration of the Senior Notes, have been cured or waived. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium and Liquidated Damages, if any, on the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  12.  Defeasance Prior to Maturity or Redemption.

                  Subject to certain conditions contained in the Indenture, the Company at any time may terminate some or all of its obligations under the Senior Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars or non-callable Government Obligations or a combination thereof sufficient to pay the principal of, premium, interest and Liquidated Damages, if any, on, the Senior Notes to maturity or a particular redemption date, as the case may be.

                  13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

                  15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SENIOR NOTE.

                  16. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Additional Rights of Holders of Transfer Restricted Senior Notes. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transferred Restricted Senior Notes (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Oxford Health Plans, Inc.
800 Connecticut Avenue
Norwalk, Connecticut  06854
Attention: General Counsel
Telephone No.:  (203) 852-1442
Telecopier No.: (203) 852-2465

                                 ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

               (Insert assignee's Social Security or tax I.D. no.)







              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Senior Note on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.

Date:____________________

                           Your signature:______________________________
                               (Sign exactly as your name appears on the
                                face of this Senior Note)

                       Signature Guarantee:

                       Option of Holder to Elect Purchase

                  If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.9 or 4.10 of the Indenture, check the box below:

              [ ]  Section 4.9                       [ ]  Section 4.10

                  If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.9 or Section 4.10 of the Indenture, state the amount you elect to have purchased: $__________________

Date:____________________                    Your Signature:

                                             (Sign exactly as your name
                                              appears on the Senior Note)

                                             Social Security or
                                             Tax Identification No.:____________

Signature Guarantee.

            SCHEDULE OF CHANGES IN PRINCIPAL AMOUNT OF SENIOR NOTE3/

                  The following changes in the principal amount of this Global Senior Note have been recorded:

 Date of Transaction    Amount of decrease in   Amount of increase in   Principal Amount of this       Signature of
 -------------------    Principal Amount of     Principal Amount of       Global Senior Note         authorized officer
                       this Global Senior Note  this Global Senior Note   following such decrease       of Trustee
                       -----------------------  -----------------------      (or increase)              ----------
                                                                             -------------









----------------------
4. This should be included only if the Senior Note is issued in global form.

                                                                     Exhibit B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
            FROM U.S. GLOBAL SENIOR NOTE TO REG S GLOBAL SENIOR NOTE
                (Pursuant to Section 2.6(a)(1) of the Indenture)

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697

Attention: Global Trust Services

                  Re:  11% Senior Notes due 2005 of Oxford Health Plans, Inc.

                  Reference is hereby made to the Indenture, dated as of May 13, 1998 (the "Indenture"), between Oxford Health Plans, Inc. ("the Company") and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $___________ principal amount of Senior Notes which are evidenced by one or more U.S. Global Senior Notes and held with the Depository in the name of _____________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Notes evidenced by one or more Reg S Global Senior Notes, which amount, immediately after such transfer, is to be held with the Depository through Euroclear or Cedel or both.

                  In connection with such request and in respect of such Senior Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Senior Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                  (1) The offer of the Senior Notes was not made to a person in the United States and, if the Distribution Compliance Period has not yet expired and the Transferor is a dealer (as defined in Section 2(12) of the Securities Act, or a person receiving a selling concession, fee or other remuneration in respect of the Senior Notes being sold (collectively, "Dealers"), (i) neither the Transferor or any person acting on its behalf knows that the transferee is a U.S. person and (ii) if the Transferor or any person acting on its behalf knows that the transferee is a Dealer, the Transferor or person acting on its behalf has sent a confirmation or other notice to the transferee stating that the Senior Notes may be offered or sold during the Distribution Compliance Period only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

                  (2)      either:

                           (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                           (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository through Euroclear or Cedel or both.

                  Upon giving effect to this request to exchange a beneficial interest in a U.S. Global Senior Note for a beneficial interest in a Reg S Global Senior Note. the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Reg S Global Senior Notes pursuant to the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company, Donaldson, Lufkin & Jenrette Securities Corporation, the Initial Purchaser of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]

                                                     By:_______________________
                                                     Name:
                                                     Title:

Dated:

cc:      Oxford Health Plans, Inc.
         Donaldson, Lufkin & Jenrette Securities Corporation


                                     B-1-98

                                                                     Exhibit B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
            FROM REG S GLOBAL SENIOR NOTE TO U.S. GLOBAL SENIOR NOTE

                (Pursuant to Section 2.6(a)(ii) of the Indenture)

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697

Attention: Global Trust Services

                  Re:  11% Senior Notes due 2005 of Oxford Health Plans, Inc.

                  Reference is hereby made to the Indenture dated as of May 13, 1998 (the "Indenture"), between Oxford Health Plans, Inc. ("the Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $____________ principal amount of Senior Notes which are evidenced by one or more Reg S Global Senior Notes and held with the Depository through Euroclear or Cedel in the name of (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Notes evidenced by one or more U.S. Global Senior Notes, to be held with the Depository.

                  In connection with such request and in respect of such Senior Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

[ ] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Senior Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Senior Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

[ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

[ ] such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Senior Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Senior Notes are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

                  Upon giving effect to this request to exchange a beneficial interest in Reg S Global Senior Notes for a beneficial interest in U.S. Global Senior Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to U.S. Global Senior Notes pursuant to the Indenture and the Securities Act.


                                    B-2-100

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company, Donaldson, Lufkin & Jenrette Securities Corporations, the Initial Purchaser of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]

                                                     By:_______________________
                                                     Name:
                                                    Title:

Dated:

cc:      Oxford Health Plans, Inc.
         Donaldson, Lufkin & Jenrette Securities Corporation


                                    B-2-101

                                                                     Exhibit B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                          OF CERTIFICATED SENIOR NOTES
                  (Pursuant to Section 2.6(b) of the Indenture)

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697

Attention: Global Trust Services

                  Re:  11% Senior Notes due 2005 of Oxford Health Plans, Inc.

                  Reference is hereby made to the Indenture dated as of May 13, 1998 (the "Indenture"), between Oxford Health Plans, Inc. ("the Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This relates to $_________ principal amount of Senior Notes which are evidenced by one or more Certificated Senior Notes in the name of ______________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Senior Note(s) in the form of an equal principal amount of Senior Notes evidenced by one or more Certificated Senior Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Notes, to such Person as the Transferor instructs the Trustee.

                  In connection with such request and in respect of the Senior Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Notes"), the Holder of such Surrendered Senior Notes hereby certifies that:

                                   [CHECK ONE]

[ ] the Surrendered Senior Notes are being acquired for the Transferor's own account, without transfer;

                                       or

[ ]      the Surrendered Senior Notes are being transferred to the Company;

                                       or

[ ] the Surrendered Senior Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or
[ ] the Surrendered Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[ ] the Surrendered Senior Notes are being transferred in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

[ ] the Surrendered Senior Notes are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Senior Notes and Certificated Senior Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Company should so --------- request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

                                       or

[ ] the Surrendered Senior Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Senior Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Notes are being transferred in compliance with any applicable blue

                                    B-3-103
sky or securities laws of any state of the United States or any other applicable jurisdiction.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company, Donaldson, Lufkin & Jenrette Securities Corporation, the Initial Purchaser of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]

                                                     By:_______________________
                                                     Name:
                                                     Title:

Dated:

cc:      Oxford Health Plans, Inc.
         Donaldson, Lufkin & Jenrette Securities Corporation


                                    B-3-104

                                                                     Exhibit B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
            FROM U.S. GLOBAL SENIOR NOTE OR REG S GLOBAL SENIOR NOTE
                           TO CERTIFICATED SENIOR NOTE
                  (Pursuant to Section 2.6(c) of the Indenture)

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697

Attention: Global Trust Services

                  Re:  11% Senior Notes due 2005 of Oxford Health Plans, Inc.

                  Reference is hereby made to the Indenture dated as of May 13, 1998 (the "Indenture"), between Oxford Health Plans, Inc. ("the Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $_____________ principal amount of Senior Notes which are evidenced by a beneficial interest in one or more U.S. Global Senior Notes or Reg S Global Senior Notes in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Senior Notes evidenced by one or more Certificated Senior Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Notes, to such Person as the Transferor instructs the Trustee.

                  In connection with such request and in respect of the Senior Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Notes"), the Holder of such surrendered Senior Notes hereby certifies that:

                                   [CHECK ONE]

[ ] the Surrendered Senior Notes are being transferred to the beneficial owner of such Senior Notes;

                                       or

[ ] the Surrendered Senior Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such

         Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[ ] the Surrendered Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[ ] such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

[ ] the Surrendered Senior Notes are being transferred to an Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Senior Notes and Certificated Senior Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Senior Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of Exhibit C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Senior Notes at the time of transfer of less than $100,000, (1) a certificate executed in the form of Exhibit C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[ ] the Surrendered Senior Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] the Surrendered Senior Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Senior Notes are being transferred in compliance with the transfer restrictions applicable to the Global Senior Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                                    B-4-106
and the Surrendered Senior Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company, Donaldson, Lufkin & Jenrette Securities Corporation, the Initial Purchaser of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]

                                                     By:_______________________
                                                     Name:
                                                     Title:

Dated:

cc:      Oxford Health Plans, Inc.
         Donaldson, Lufkin & Jenrette Securities Corporation


                                    B-4-107

                                                                       Exhibit C

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001-2697

Attention:  Global Trust Services

                  Re:  11% Senior Notes due 2005 of Oxford Health Plans, Inc.

                  Reference is hereby made to the Indenture dated as of May 13, 1998 (the "Indenture"), between Oxford Health Plans, Inc. ("the Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  In connection with our proposed purchase of $________________ aggregate principal amount of:

         (a)      [ ]        Beneficial interests, or

         (b)      [ ]        Certificated Senior Notes,

we confirm that:

                  (i) we are an entity which is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                  (ii) any purchase of Senior Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

                  (iii) in the event that we purchase any Senior Notes, we will acquire Senior Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Senior Notes;

                  (v) we are not acquiring Senior Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any

         State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                     (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Senior Notes.

                  We understand that the Senior Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Senior Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any notes, that (A) such Senior Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) that we will, and each subsequent Holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Senior Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Senior Notes purchased by us will bear a legend reflecting the substance of this paragraph.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company, Donaldson, Lufkin & Jenrette Securities Corporation, the Initial Purchaser of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

____________________________________
         (Name of Purchaser)

By:__________________________________
   Name:
Title:
Address:

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section     Indenture Section
  -----------     -----------------

310(a)(1)         ......................................................................   7.10
     (a)(2)       ......................................................................   7.10
     (a)(3)       ......................................................................   N.A.
     (a)(4)       ......................................................................   N.A.
     (b)          ......................................................................   7.3; 7.8; 7.10
     (c)          ......................................................................   N.A.
311(a)            ......................................................................   7.11
     (b)          ......................................................................   7.11
     (c)          ......................................................................   N.A.
312(a)             .....................................................................   2.5
     (b)          ......................................................................   10.3
     (c)          ......................................................................   10.3
313(a)            ......................................................................   7.6
     (b)(1)       ......................................................................   N.A.
     (b)(2)          ...................................................................   7.6
     (c)             ...................................................................   7.6; 10.2
     (d)             ...................................................................   7.6
314(a)             .....................................................................   4.6; 10.2
     (b)             ...................................................................   N.A.
     (c)(1)          ...................................................................   10.4
     (c)(2)          ...................................................................   7.2; 10.4
     (c)(3)          ...................................................................   N.A.
     (d)             ...................................................................   N.A.
     (e)             ...................................................................   10.5
     (f)             ...................................................................   N.A.
315(a)             .....................................................................   7.1(a)
     (b)             ...................................................................   7.5; 10.2
     (c)             ...................................................................   7.1(b)
     (d)             ...................................................................   7.1(c)
     (e)             ...................................................................   6.11
316(a)(last sentence) ..................................................................   2.9
     (a)(1)(A)    ......................................................................   6.5
     (a)(1)(B)    ......................................................................   6.4
     (a)(2)       ......................................................................   N.A.
     (b)          ......................................................................   6.7
317(a)(1)         ......................................................................   6.8
     (a)(2)       ......................................................................   6.9
     (b)          ......................................................................   2.4
318(a)            ......................................................................   10.1

     -----------------------------------
N.A. means not applicable.

*  This Cross-Reference is not part of the Indenture.

                                                                  EXECUTION COPY

                            OXFORD HEALTH PLANS, INC.

                                    as Issuer

                                  $200,000,000

                            11% Senior Notes due 2005

                                 ---------------


                                    INDENTURE

                            Dated as of May 13, 1998

                                 ---------------


                            THE CHASE MANHATTAN BANK

                                   as Trustee

                                                                    Page
                                                                    ----

                                TABLE OF CONTENTS


ARTICLE 1    DEFINITIONS AND INCORPORATION BY REFERENCE               1
SECTION 1.1  DEFINITIONS                                              1
SECTION 1.2  OTHER DEFINITIONS                                       17
SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT       18
SECTION 1.4  RULES OF CONSTRUCTION                                   18

ARTICLE 2    THE SENIOR NOTES                                        19
SECTION 2.1  FORM AND DATING                                         19
SECTION 2.2  EXECUTION AND AUTHENTICATION                            21
SECTION 2.3  REGISTRAR AND PAYING AGENT                              22
SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST                     22
SECTION 2.5  HOLDER LISTS                                            23
SECTION 2.6  TRANSFER AND EXCHANGE                                   23
SECTION 2.7  REPLACEMENT OF SENIOR NOTES                             32
SECTION 2.8  OUTSTANDING SENIOR NOTES                                33
SECTION 2.9  TREASURY SENIOR NOTES                                   33
SECTION 2.10  TEMPORARY SENIOR NOTES                                 33
SECTION 2.11  CANCELLATION                                           34
SECTION 2.12  DEFAULTED INTEREST                                     34
SECTION 2.13  RECORD DATE                                            34
SECTION 2.14  COMPUTATION OF INTEREST                                34
SECTION 2.15  CUSIP NUMBER                                           34

ARTICLE 3    REDEMPTION AND PREPAYMENT                               35
SECTION 3.1  NOTICES TO TRUSTEE                                      35
SECTION 3.2  SELECTION OF SENIOR NOTES TO BE REDEEMED                35
SECTION 3.3  NOTICE OF REDEMPTION                                    35
SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION                          36
SECTION 3.5  DEPOSIT OF REDEMPTION PRICE                             36
SECTION 3.6  SENIOR NOTES REDEEMED IN PART                           37
SECTION 3.7  OPTIONAL REDEMPTION                                     37
SECTION 3.8  NO MANDATORY REDEMPTION                                 38

ARTICLE 4    COVENANTS                                               38
SECTION 4.1  PAYMENT OF SENIOR NOTES                                 38
SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY                         38

                                                                                   Page
                                                                                   ----
SECTION 4.3  CORPORATE EXISTENCE                                                    39
SECTION 4.4  MAINTENANCE OF PROPERTIES AND INSURANCE                                39
SECTION 4.5  COMPLIANCE WITH LAWS                                                   40
SECTION 4.6  REPORTS                                                                40
SECTION 4.7  TAXES                                                                  40
SECTION 4.8  STAY, EXTENSION AND USURY LAWS                                         40
SECTION 4.9  CHANGE OF CONTROL                                                      41
SECTION 4.10 ASSET SALES AND EXCLUDED ASSET                                         42
SECTION 4.11 RESTRICTED PAYMENTS                                                    45
SECTION 4.12 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK             47
SECTION 4.13 SALE AND LEASEBACK TRANSACTIONS                                        49
SECTION 4.14 LIENS                                                                  50
SECTION 4.15 DIVIDEND AND OTHER PAYMENT RESTRICTIONS
             AFFECTING RESTRICTED SUBSIDIARIES                                      50
SECTION 4.16 TRANSACTIONS WITH AFFILIATES                                           51
SECTION 4.17 LINE OF BUSINESS                                                       51
SECTION 4.18 LIMITATION AS TO UNRESTRICTED SUBSIDIARIES                             52
SECTION 4.19 LIMITATION ON SALE OF STOCK OR ASSETS OF PRINCIPAL SUBSIDIARIES        52
SECTION 4.20 PAYMENTS FOR CONSENTS                                                  52
SECTION 4.21 LIMITATIONS ON ISSUANCE OF GUARANTEES                                  52
SECTION 4.22 COMPLIANCE CERTIFICATE                                                 53

ARTICLE 5    SUCCESSORS                                                             54
SECTION 5.1  MERGER, CONSOLIDATION OR SALE OF ASSETS                                54
SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED                                      54

ARTICLE 6    DEFAULTS AND REMEDIES                                                  55
SECTION 6.1  EVENTS OF DEFAULT                                                      55
SECTION 6.2  ACCELERATION                                                           57
SECTION 6.3  OTHER REMEDIES                                                         57
SECTION 6.4  WAIVER OF PAST DEFAULTS                                                58
SECTION 6.5  CONTROL BY MAJORITY                                                    58
SECTION 6.6  LIMITATION ON SUITS                                                    58
SECTION 6.7  RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT                   59
SECTION 6.8  COLLECTION SUIT BY TRUSTEE                                             59
SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM                                       59
SECTION 6.10 PRIORITIES                                                             60
SECTION 6.11 UNDERTAKING FOR COSTS                                                  60

ARTICLE 7    TRUSTEE                                                                60

                                                                           Page
                                                                           ----
SECTION 7.1  DUTIES OF TRUSTEE                                              60
SECTION 7.2  RIGHTS OF TRUSTEE                                              61
SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE                                   62
SECTION 7.4  TRUSTEE'S DISCLAIMER                                           63
SECTION 7.5  NOTICE OF DEFAULTS                                             63
SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES              63
SECTION 7.7  COMPENSATION AND INDEMNITY                                     63
SECTION 7.8  REPLACEMENT OF TRUSTEE                                         64
SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC                               65
SECTION 7.10  ELIGIBILITY; DISQUALIFICATION                                 65
SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY         66

ARTICLE 8    LEGAL DEFEASANCE AND COVENANT DEFEASANCE                       66
SECTION 8.1  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE       66
SECTION 8.2  LEGAL DEFEASANCE AND DISCHARGE                                 66
SECTION 8.3  COVENANT DEFEASANCE                                            67
SECTION 8.4  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE                     67
SECTION 8.5  DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS
             TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS            68
SECTION 8.6  REPAYMENT TO THE COMPANY                                       69
SECTION 8.7  REINSTATEMENT                                                  69
SECTION 8.8  SURVIVAL OF CERTAIN OBLIGATIONS                                70

ARTICLE 9    AMENDMENT, SUPPLEMENT AND WAIVER                               70
SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES                     70
SECTION 9.2  WITH CONSENT OF HOLDERS OF SENIOR NOTES                        71
SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT                            72
SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS                              72
SECTION 9.5  NOTATION ON OR EXCHANGE OF SENIOR NOTES                        72
SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC                                73

ARTICLE 10    MISCELLANEOUS                                                 73
SECTION 10.1  TRUST INDENTURE ACT CONTROLS                                  73
SECTION 10.2  NOTICES                                                       73
SECTION 10.3  COMMUNICATION BY HOLDERS OF SENIOR NOTES
              WITH OTHER HOLDERS OF                                         74
SECTION 10.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT            74

SECTION 10.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION                             75
SECTION 10.6  RULES BY TRUSTEE AND AGENTS                                               75
SECTION 10.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
              EMPLOYEES AND STOCKHOLDERS                                                75
SECTION 10.8  GOVERNING LAW                                                             75
SECTION 10.9  AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES       76
SECTION 10.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS                             76
SECTION 10.11 SUCCESSORS                                                                76
SECTION 10.12 SEVERABILITY                                                              77
SECTION 10.13 COUNTERPART ORIGINALS                                                     77
SECTION 10.14 TABLE OF CONTENTS, HEADINGS, ETC                                          77

          EXHIBITS

          EXHIBIT A         Form of Senior Note

          EXHIBIT B-1       Form of Certificate for Exchange or Registration of Transfer from U.S.
                            Global Senior Note to Reg S Global Senior Note

          EXHIBIT B-2       Form of Certificate for Exchange or Registration of Transfer from Reg S
                            Global Senior Note to U.S. Global Senior Note

          EXHIBIT B-3       Form of Certificate for Exchange or Registration of Transfer of Certificated
                            Senior Notes

          EXHIBIT B-4       Form of Certificate for Exchange or Registration of Transfer from U.S.
                            Global Senior Note or Reg S Global Senior Note to Certificated Senior Note

          EXHIBIT C         Form of Certificate from acquiring institutional accredited investor